Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the several undersigned officers and directors whose signatures appear below, hereby makes, constitutes and appoints David G. Leitch and Ross E. Jeffries, Jr., and each of them acting individually, his or her true and lawful attorneys with power to act without any other and with full power of substitution, to prepare, execute, deliver and file in his or her name and on his or her behalf, and in each of the undersigned officer’s and director’s capacity or capacities as shown below, an Annual Report on Form 10-K for the year ended December 31, 2020, and all exhibits thereto and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, hereby ratifying and confirming all acts and things which said attorneys or attorney might do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned officers and directors, in the capacity or capacities noted, has hereunto set his or her hand as of the date indicated below.

Signature	Title	Date

/s/ Brian T. Moynihan	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	February 18, 2021
Brian T. Moynihan

/s/ Paul M. Donofrio	Chief Financial Officer (Principal Financial Officer)	February 18, 2021
Paul M. Donofrio

/s/ Rudolf A. Bless	Chief Accounting Officer (Principal Accounting Officer)	February 18, 2021
Rudolf A. Bless

/s/ Sharon L. Allen	Director	February 19, 2021
Sharon L. Allen

/s/ Susan S. Bies	Director	February 23, 2021
Susan S. Bies

/s/ Jack O. Bovender, Jr.	Director	February 24, 2021
Jack O. Bovender, Jr.

/s/ Frank P. Bramble, Sr.	Director	February 19, 2021
Frank P. Bramble, Sr.

/s/ Pierre J.P. de Weck	Director	February 15, 2021
Pierre J.P. de Weck

/s/ Arnold W. Donald	Director	February 17, 2021
Arnold W. Donald

/s/ Linda P. Hudson	Director	February 17, 2021
Linda P. Hudson

/s/ Monica C. Lozano	Director	February 22, 2021
Monica C. Lozano

/s/ Thomas J. May	Director	February 19, 2021
Thomas J. May

/s/ Lionel L. Nowell, III	Director	February 22, 2021
Lionel L. Nowell, III

/s/ Denise L. Ramos	Director	February 17, 2021
Denise L. Ramos

/s/ Clayton S. Rose	Director	February 24, 2021
Clayton S. Rose

/s/ Michael D. White	Director	February 24, 2021
Michael D. White

/s/ Thomas D. Woods	Director	February 18, 2021
Thomas D. Woods

/s/ R. David Yost	Director	February 24, 2021
R. David Yost

/s/ Maria T. Zuber	Director	February 22, 2021
Maria T. Zuber